Exhibit 99.1

MANNING & NAPIER, INC.

290 Woodcliff Drive

Fairport, New York 14450

September 28, 2022

VIA ELECTRONIC MAIL

Callodine Midco, Inc.

Callodine Merger Sub, Inc.

Callodine Merger Sub, LLC

c/o Callodine Group, LLC

Two International Place

Suite 1830

Boston, MA 02110

Attention: Austin McClintock

Email: AMcClintock@Callodine.com

Re:	Project Cape Agreement and Plan of Merger-Extension of Termination Date

Dear Mr. McClintock:

Reference is made to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 31, 2022, by and among Callodine Midco, Inc., a Delaware corporation (“Parent”), Callodine Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Corp Merger Sub”), Callodine Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Corp Merger Sub, Manning & Napier, Inc., a Delaware corporation (the “Company”), and Manning & Napier Group, LLC, a Delaware limited liability company. Capitalized terms used herein but not defined shall have the definitions given to such terms in the Merger Agreement.

This letter serves as confirmatory notice that the Company hereby extends the Termination Date to December 1, 2022, in accordance with Section 7.1(b)(i) of the Merger Agreement.

Except as set forth in this letter, nothing contained herein shall operate as an amendment or waiver of any provision of the Merger Agreement, or otherwise waive or impair any party’s rights under the Merger Agreement, which shall continue in full force and effect.

cc:	Sidley Austin LLP

Karen Dewis; Stephen Ballas; Elizabeth Shea Fries

[Signature Page Follows]

Sincerely,

MANNING & NAPIER, INC.

By:	/s/ Marc Mayer
Name: Marc Mayer
Title: Chief Executive Officer

[Signature Page to Notice of Extension of Termination Date]